EXHIBIT 5.1


                                 Thermedics Inc.
                               470 Wildwood Street
                                 P. O. Box 2999
                        Woburn, Massachusetts  01888-1799


                                  July 28, 1995


        Thermedics Inc.
        470 Wildwood Street
        P. O. Box 2999
        Woburn, Massachusetts  01888-1799

        Re:  Registration Statement on Form S-8 Relating to
             37,500 Shares of the Common Stock, $.10 par value, of Thermedics Inc.

        Dear Sirs:

             I am General Counsel to Thermedics Inc., a Massachusetts corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement"), of 37,500 shares of the Company's Common Stock, $.10 par value per share (the "Shares").

             I or a member of my legal staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my legal staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

             Based upon and subject to the foregoing, I am of the opinion that:

             1. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the Commonwealth of Massachusetts.

             2. The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by the Company.

             3. The Shares, when issued and sold in accordance with the provisions of the Thermedics Inc. Directors Stock Option Plan (in
PAGE
        the form of Exhibit 4.4 to the Registration Statement) will be validly issued, fully paid and nonassessable.

             I hereby consent to the filing of this opinion as Exhibit
        5.1 to the Registration Statement.


                                           Very truly yours,



                                           Seth H. Hoogasian
                                           General Counsel

        SHH/mj